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                                                                    Exhibit 10.1

                                LICENSE AGREEMENT

This License Agreement (the "Agreement") is made effective and executed as of May 1, 2001 (the "Effective Date") between Royal Nutriceuticals, 1599 Chilton Street, Arroyo Grande, CA 93420, tel: 805 481-2143, fax: 805 481-2170 ("ROYAL")
and CalWest Ventures, Inc., 1070 Sidonia, Encinitas, Ca 92024 ("CALWEST")

In consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree each with the other as follows:

1.   License

1.1 The parties agree that, subject to the terms and conditions of this Agreement, CALWEST will have the nonexclusive right to market and sell the product line as defined in paragraph 1.4 herein in the United States and Canada.

1.2 CALWEST will commit to pay an initial $1,000 license fee no later than May 31, 2001, and will thereafter purchase $10,000 of the ROYAL product line by May 31, 2002, a further $100,000 by May 31, 2003, and a further $200,000 by May 31,
2004, to retain its license. If these minimum purchase levels are not achieved, ROYAL shall have the right to terminate this agreement, immediately and without penalty.

1.3 This purchase commitment will be for a period of three years beginning May 1, 2001.

1.4 The product line consists of Cetyl Myristoleate under a different name, powder or oils, artichoke sarsaparilla powdered extract, skincare products which include InnerClear and OuterMend with Flavosomes or any other mutually agreed upon products that may be developed ("the product line").

1.5 CALWEST has the nonexclusive right to distribute and market the product line for an initial period beginning May 1, 2001 expiring May 31, 2004 ("the Term").

1.6 The current price for the ROYAL product line is disclosed in this License Agreement

1.7 ROYAL may change its pricing on 30 days' notice.

1.8 CALWEST may renew this License Agreement under the same terms for additional three-year periods, so long as CALWEST is not in default, by providing written notice to ROYAL. Any renewal of this agreement will require a minimum sale of products of $200,000 per year.

1.9 This Agreement may be terminated at any time upon notice for cause, which includes a breach of any of clauses 1.1 to 1.8 of this Agreement; the bankruptcy or insolvency of CALWEST; or the conviction of CALWEST, its officers or directors, of any crime involving moral turpitude.

1.10 As partial consideration for this Agreement CALWEST shall issue 10,000 shares of common stock to Chuck Cochran.

2.   General

2.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement.

2.2 This Agreement constitutes the entire agreement between the parties hereto in respect of the matters referred to herein.

2.3 The parties hereto shall execute and deliver all such further documents and do all such acts as any party may, either before or after the execution of this Agreement, reasonably require of the other in order that the full intent and meaning of this Agreement is carried out.

2.4 No amendment or interpretation of this Agreement shall be binding upon the parties hereto unless such amendment or interpretation is in written form executed by all of the parties to this Agreement.


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2.5 This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

2.6 This Agreement shall be governed by the laws of the state of California.

2.7 This Agreement may be signed by fax and in counterpart.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals effective as of the Effective Date first above written.

CalWest Ventures, Inc.
By:

/s/ Lala Cartledge
Lala Cartledge, President

Royal Nutriceuticals
By:

/s/ Charles L. Cochran
Dr. Charles L. "Chuck" Cochran